                                                                    Exhibit 10.6

                            THE ELECTROMAGNETION(TM)
                              AQUAFUEL(TM) ENHANCE
                                LICENSE AGREEMENT

      THIS AGREEMENT, effective this 8th day of [ILLEGIBLE]

      Lawrence Perovetz 50% owner of the Electro[ILLEGIBLE] Ruggero Maria Santilli 50% owner of the Elec [ILLEGIBLE] collectively "ElectroMagnetion(TM) Owners");

                                      and

      Toups Technology Licensing Incorporated, S[ILLEGIBLE] Road, Largo, Florida 33777, ("TTL"), by its Pre[ILLEGIBLE] Officer, Leon H, Toups;

                                 WITNESSETH THAT

      WHEREAS the ElectroMagnetion(TM) Owners have filed a patent application on ElectroMagnetion(TM) and are developing the related technology, here defined as new bonds among molecules, caused by suitable electric and/or magnetic fields (collectively "ElectroMagnetion(TM) Technology"); AND

      WHEREAS TTL is engaged in the business of developing market-ready technological products and services protected by intellectual property rights, especially patents, by application of a systems approach to identifying, funding, developing, and marketing technological products and services; AND

      WHEREAS TTL is the world-wide exclusive sub-licensee for the AquaFuel(TM) Technology, a nonfossil combustible gas produced via an electric discharge on carbon rods in water, AND

      WHEREAS in so far as the ElectroMagnetion(TM) Owners portray the ElectroMagnetion(TM) Technology as that effecting the structure as well as certain new industrial practical applications of AquaFuel(TM); AND

      WHEREAS ElectroMagnetion(TM) Owners and TTL are jointly interested in commercializing ElectroMagnetion(TM) Technology as same is deemed an enhancement to AquaFuel(TM), as by a License Agreement that provides for the ElectroMagnetion(TM) Owners to introduce TTL to the technology and to authorize TTL to make and to commercialize ElectroMagnetion(TM) Technology as same is deemed an enhancement to AquaFuel(TM) at an agreed royalty, so long as both parties perform in accordance with this ElectroMagnetion(TM)-AquaFuel(TM) License;

For TTL:  LM                               ElectroMagnetion(TM) Owners: Initials
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                               Page 1 of 15 Pages
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      NOW, THEREFORE, intending to be legally bound the ElectroMagnetion(TM)
Owners permit and TTL, agrees to undertake designing, manufacturing, and selling or otherwise commercializing The ElectroMagnetion(TM) Technology as same is deemed an enhancement to AquaFuel(TM) upon the following terms and conditions (the "ElectroMagnetion(TM)-AquaFuel(TM) License")

1. Definitions

      a. "Licensed Know-how" means unpatented proprietary technical, professional, or commercial information as it applied to AquaFuel(TM) disclosed to TTL by ElectroMagnetion(TM) Owners, and useful in designing, making, or using Licensed Products or performing Licensed Services.

      b. "Licensed Patent" means any patent (or disclosed patent application) according to the limitations of this license to TTL herein and containing a claim defining the composition, design, machine, process, product by process, manufacturing, structure, operation, or use of the ElectroMagnetion(TM) Technology as deemed an enhancement to AquaFuel(TM), insofar as owned or licensable by ElectroMagnetion(TM) Owners and so licensed to TTL in or for the License Territory.

      c. "Licensed Product(TM) means by-product or related composition whose production, structure, or use embodies any Licensed Know-how, is defined by a claim of a Licensed Patent or disclosed patent application and/or would infringe a Licensed Patent in the absence of this ElectroMagnetion(TM)-AquaFuel(TM) License.

      d. "Licensed Service" means any designing, making, specifying, or any instruction, leasing, or performance of other services relating to any Licensed Product for, to, or with a customer or other party.

      e. "Licensed Specification" means any requirement or standard identified by ElectroMagnetion(TM) Owners to TTL relating to composition, design, manufacturing method, structure, workmanship and/or resulting appearance, form, identity, quality, or presentation of a Licensed Product or a Licensed System,

      f "Licensed System" means any apparatus, assembly, device, or structure for producing or using a Licensed Product, with or for use with (or without) other accessories.

For TTL:  LM                               ElectroMagnetion(TM) Owners: Initials
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                               Page 2 of 15 Pages
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      g.    "Licensed Trademark "Eletion(TM), Magnetion(TM) or
            ElectroMagnetion(TM) Technology or other word and/or design, used with or without any other word and/or design, in or as a brand name for Licensed Products or Licensed Services or Licensed Systems.

      h. "Improvement" means any substantial change in any foregoing defined item (a to g) during this ElectroMagnetion(TM)-AquaFuel(TM) License, whether made by ElectroMagnetion(TM) Owners or by TTL, or both, or otherwise owned and/or licensable by either of them to the other, as more fully considered below.

      i. "License Term" means the duration of this ElectroMagnetion(TM)-AquaFuel(TM) License, as follows: (i) an Initial Period, beginning on the aforesaid effective date with a Startup Time ending on exactly December 31, 1998, and continuing, if TTL so elects, to the end of the year 2002; and (ii) further continuing (at TTL's advance notice of election to do so) for one or more successive Renewal Periods of three (3) calendar years.

      j.    "License Territory" means worldwide.

      k. "Common Shares" means the $.001 par value Common Stock of Toups Technology Licensing, Inc..

      l. "Registration Rights" means those actions necessary to register the Common Stock described herein with federal and/or state authorities as is required to allow the issuance of non-legend Common Shares of TTL.

      m. "ElectroMagnetion(TM) Technology" for the purposes of this ElectroMagnetion(TM)-AquaFuel(TM) License, means the patent pending, technology owned by the ElectroMagnetion(TM) Owners and of which is specifically found to enhance the commercialization of the AquaFuel(TM) technology.

      n. "ElectroMagnetion(TM) Owners" means Lawrence Perovetz and Ruggero Maria Santilli, and any and all other persons, entities or others who are now and who may become co-owners or co-patent owners when ElectroMagnetion(TM) Technology patent(s) are granted.

      o. "TTL" shall means Toups Technology Licensing, Inc., a Florida Corporation.

For TTL:  LM                               ElectroMagnetion(TM) Owners: Initials
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                               Page 3 of 15 Pages
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      p.    "Cash Equivalent" shall mean the Common Shares of TTL provided such Common Shares are traded through a recognized quotation service and/or exchange including the over-the-counter bulletin board, the NasDaq market system or any United States registered securities exchange. The value of the Common Shares shall be fixed at the "ask" price of the Common Shares as offered through such quotation service or exchange as of the day of any transaction relating to this ElectroMagnetion(TM)-AquaFuel(TM) License.

2. License and Sublicenses

      a. ElectroMagnetion(TM) Owners hereby grants to TTL, for the License Term only, an indivisible, non-assignable right and license to make, use, lease, sell, and otherwise practice commercially the defined Licensed subject matter as defined in items 1a-1g hereonabove.

      b. So long as TTL is in good standing under this ElectroMagnetion(TM)- AquaFuel(TM) License, this grant is to be exclusive, meaning that ElectroMagnetion(TM) Owners will not grant any third party a similar license in the License Territory.

      c. TTL shall have the right to apply any Licensed Trademark to Licensed Products and other components sold by TTL for construction of Licensed Systems, but TTL shall use Licensed Trademarks only in accordance with acceptable trademark practice and subject to the provisions of this ElectroMagnetion(TM)-AquaFuel(TM) License.

      d. TTL customers will have an implied sublicense to assemble Licensed Products into Licensed Systems, with or without other components. TTL shall not enter into sub-license agreements relating to any use of ElectroMagnetion(TM) which are under terms less favorable than or in contradiction to those which are specified throughout this agreement.

      e. TTL may grant sublicenses under this ElectroMagnetion(TM)- AquaFuel(TM) License. Both Parties hereto shall cause any third parties whether vendor, consultant or otherwise, to enter Confidentiality Agreements relating to the matters hereon.

3. License Term

      a. The Initial Period begins on the effective date of this ElectroMagnetion(TM)-AquaFuel(TM) License and will extend at least to December 31, 1998, when it will terminate if TTL fails to notify

For TTL:  LM                               ElectroMagnetion(TM) Owners: Initials
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                               Page 4 of 15 Pages
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      ElectroMagnetion(TM) Owners in writing at least thirty (30) days theretofore that TTL elects to continue for the rest of the Initial Period. Such notice would extend the Initial Period to December 31, 2002.

      b. Unless sooner terminated, the License Term may continue for a succeeding Renewal Period, from the end of the Initial Period or of any Renewal Period, at the election of TTL if then in good standing; such election to be made by TTL giving written notice to ElectroMagnetion(TM) Owners anytime during the last calendar quarter of any Period, of intention to continue this ElectroMagnetion(TM)-AquaFuel(TM) License for a succeeding Renewal Period, beginning on the first day of January of the next year and continuing for three (3) more years.

      c. The License Term shall continue from Period to Period so long as TTL timely renews, or until ElectroMagnetion(TM) Owners gives TTL notice that TTL is no longer in good standing because of a specified breach or default of one or more of TTL's obligations under this ElectroMagnetion(TM)-AquaFuel(TM) License; TTL shall have the right to remedy any such breach or default within forty-five (45) days thereafter or by the due date of the next quarterly report by TTL (whichever is later) to return to good standing as to such breach or default, unless such breach shall be in connection with TTL'S failure to pay or report Royalty in which case this license shall be terminated 45 days after non-payment of amounts due. Likewise, if ElectroMagnetion(TM) Owners should be in breach or default of one or more of ElectroMagnetion(TM) Owner's obligations under this ElectroMagnetion(TM)-AquaFuel(TM) License, ElectroMagnetion(TM)
            Owners shall have the right to remedy any such breach or default within forty-five (45) days thereafter or by the due date of the next quarterly report by TTL (whichever is later) to return to good standing as to such breach or default.

      d. Obligations of this ElectroMagnetion(TM)-AquaFuel(TM) License that are indicated as surviving beyond the end of a Period or of the License Term shall continue for such time period as may be lawful, despite notice by either party to the other of an election to discontinue either party's participation in or under this ElectroMagnetion(TM)-AquaFuel(TM) License.

      e. The Term of this ElectroMagnetion(TM)-AquaFuel(TM) License, if not sooner ended by the act of a party or the operation of law, shall end upon expiration of the last to expire of the Licensed Patents, if any,

For TTL:  LM                               ElectroMagnetion(TM) Owners: Initials
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                               Page 5 of 15 Pages
      except as TTL is using the ElectroMagnetion(TM) Technology trademark, or otherwise as noted below.

4. Confidentiality

      a. To the extent that TTL receives Licensed Know-how, or either party becomes aware of other proprietary information from the other party via their relationship pursuant to this ElectroMagnetion(TM)- AquaFuel(TM) License, each recipient of such information will hold it in confidence so long as the other party effectively treats it as confidential, except as specific information becomes public knowledge otherwise than by or from TTL.

      b. The foregoing obligation to keep proprietary information confidential and to safeguard it within the organization of a party will survive any termination of this ElectroMagnetion(TM)- AquaFuel(TM) License to the extent that such information is not common trade knowledge. To the extent permitted by law, TTL shall cause all third party participants to execute and adhere to the same or similar agreements of confidentiality, as defined in 2e.

5. Startup Time

      a. TTL shall make available at its own expense, facilities, equipment, and resources for the ElectroMagnetion(TM) Technology design, development, and marketing purposes during the Startup Time in order to enable the equipment and resultant products to be analyzed, tested, and (as soon as feasible) to be demonstrated to prospective customers, investors, and other interested persons. Any use of TTL's facilities by the ElectroMagnetion(TM) Owners for applications other than for AquaFuel(TM) shall be the subject of a separate agreement.

      b. ElectroMagnetion(TM) Owners will provide a continual supply of information relating to the ElectroMagnetion(TM) Technology Licensed Know-how to TTL from time to time as may be appropriate. ElectroMagnetion(TM) Owners acknowledge that due to the development stage of the ElectroMagnetion(TM) technology, TTL would not enter this agreement without their assurances of continued informational guidance and any withholding of such information or lack of willingness to provide such information shall be grounds for default of this agreement.

6. Royalties

For TTL:  LM                               ElectroMagnetion(TM) Owners: Initials
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                               Page 6 of 15 Pages
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      a.    The Running Royalty rate for Licensed Patent, Licensed Know-how,
            Licensed Trademarks, Licensed Product, Licensed Services, and Licensed Systems is Six Percent (6%) of all that TTL receives in money or other things of value for leasing, servicing, selling, or otherwise commercializing the same.

      b. Running Royalty accrues upon invoice, lease, sale, or service by TTL but shall not be payable until TTL's receipt of payment thereof and shall be without any deduction from TTL's actual total revenue therefrom, except for customers' related costs (such as insurance, shipping, or taxes) and then only if so itemized on TTL's invoices to them. TTL undertakes to use all legal means in the collection of any customer's outstanding payments.

      c. Running Royalty payable for any given month becomes due at the end of the then current calendar quarter, and shall be paid, according to item 6b hereinabove, during the first month of the next calendar quarter, or will become overdue on the first day of the second month.

      d. In addition to the Running Royalties which may become due, upon signing this ElectroMagnetion(TM)-AquaFuel(TM) License, TTL shall deliver to ElectroMagnetion(TM) Owners Cash Equivalents equal to $250,000 (two hundred and fifty thousand dollars) in the form of unregistered Common Shares. Said Shares shall be fully vested upon receipt. At July 8, 1998, the "bid" price for TTL's Common Shares as displayed through the over-the-counter, bulletin board marketplace was $2.375. Therefore, TTL shall issue 105,263 unregistered Common Shares in fulfillment of this item 6d. TTL undertakes to bear all expenses to cause for the registration of such Cash Equivalents according to applicable federal and state securities registration requirements within a reasonable time following the execution of this ElectroMagnetion(TM)-AquaFuel(TM) License but in no event shall such registration commence later than 90 days after the effective date of this ElectroMagnetion(TM)-AquaFuel(TM) License.

7. Payments and Reports

      a. TTL will report to ElectroMagnetion(TM) Owners, all Running Royalties for each calendar quarter of the License Term during the first month of the next ensuing calendar quarter and will include with each such report full payment of royalty due for (and reported for) the preceding quarter's operations. Each report shall include a listing of all current ElectroMagnetion(TM) sub-licensees.

For TTL:  LM                               ElectroMagnetion(TM) Owners: Initials
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                               Page 7 of 15 Pages
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      b.    Quarterly and annual royalty reports will be signed and be certified as accurate and complete by an authorized officer of TTL.

      c. TTL will keep accurate and complete records of all business done pursuant to this ElectroMagnetion(TM)-AquaFuel(TM) License and will make such records available to ElectroMagnetion(TM) Owners, no more than two (2) persons at once-for inspection during regular business hours, upon at least three (3) business days' advance notice, to determine Royalties accrued and paid or unpaid, and any other information due hereunder.

      d. ElectroMagnetion(TM) Owners may cause an audit to be made of the applicable records in order to verify statement for Running Royalties made hereunder. Any audits shall be conducted by an independent certified public accountant, acceptable to both parties, and shall be conducted during regular business hours at TTL's offices.

      e. ElectroMagnetion(TM) Owners shall bear the expenses of any such audit unless such audit reveals that the Royalties paid by TTL under this ElectroMagnetion(TM)-AquaFuel(TM) License for the Period subject to the audit are less than ninety-five percent (95%) of the amount owed by TTL for such period. In such event, the costs of the audit shall be borne by TTL in addition and without limitation to any right of remedy ElectroMagnetion(TM) Owners may have, TTL agrees to pay the balance of such royalties due ElectroMagnetion(TM)
            Owners within forty-five (45) days after written notice from ElectroMagnetion(TM) Owners of TTL's understatement of Royalties due. Furthermore, TTL shall pay interest on all understated Royalties at a rate of 1.5% per month or lesser amount as mandated by law, computed from the day on which said Royalties were due and owing to ElectroMagnetion(TM) Owners.

      f. Failure by TTL to report or to pay Royalty, or to maintain or make available records of business done hereunder, will terminate this ElectroMagnetion(TM)-AquaFuel(TM) License, if not remedied within thirty (30) days, unless limited to nonpayment of money, which may be remedied within forty-five (45) days.

8. Improvements

      a. Any new composition, design, product, or service which improves a Licensed Product or Licensed Services or Licensed Systems, invented or otherwise coming under the control of either party during the License Term, is deemed an "Improvement" and such

For TTL:  LM                               ElectroMagnetion(TM) Owners: Initials
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                               Page 8 of 15 Pages
            party will disclose the same to the other party promptly and in enough detail to enable the other party to elect whether to have such Improvement included hereunder.

      b. As to any such Improvement by either party, either party may elect to have such Improvement included hereunder, within three (3) months after first knowledge thereof, without change in Royalty, by promptly notifying the other party of an election to do so; and the party that made or acquired such Improvement need do no more if the other party fails to elect to include the Improvement.

      c. Any Improvement shall become a part of this agreement unless such Improvement is deemed patentable in its own right. Any Improvement which is deemed patentable and which is found to be a part of this agreement, i.e., an enhancement to AquaFuel(TM), may be the subject of a separate agreement.

      d. Nothing within this Agreement shall preclude TTL from independently filing patents on AquaFuel(TM) technology or inclusive of any aspect contained in the existing patent application for ElectroMagnetion(TM) for liquids as well as a continuation patent without any further compensation. However, nothing within this agreement shall authorize TTL to bind ElctroMagnetion(TM) Owners to any patent to which they do not want to participate.

9. Infringement Rights

      a. The ElectroMagnetion(TM) Owners state that the ElectroMagnetion(TM) Technology is a new bond among molecules caused by suitable electric and/or magnetic fields and that ElectroMagnetion(TM) is an independent invention eligible for patent(s) or similar devices separate from the AquaFuel(TM) Technology. Therefore, in so far as the ElectroMagnetion(TM) Technology is found to be not eligible for patent(s) or is found to infringe on any pre-existing patent(s) including those patent(s) underlying the AquaFuel(TM) Technology, then TTL shall have no further obligation of any kind under this ElectroMagnetion(TM)-AquaFuel(TM) License. The ElectroMagnetion(TM) Owners shall notify TTL in writing at such time as any ElectroMagnetion(TM) Technology patent is issued or denied according to any action, final or otherwise, by the US Patent Office.

      b. In the event that TTL's commercialization of any Licensed Product, Licensed Service, or Licensed System is accused of-infringing a proprietary right of any third party, the parties will cooperate in attempting to avoid such infringement or to prove lack of

For TTL:  LM                               ElectroMagnetion(TM) Owners: Initials
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                               Page 9 of 15 Pages
      infringement, and so long as TTL's license hereunder is exclusive to the extent set forth above, TTL will have a right, but not an obligation, to defend or assist in defending against any infringement action brought by a third party, subject to paying all the costs of doing so other than such costs or expenses as ElectroMagnetion(TM) Owners may voluntarily pay incidental thereto or to participation therein. Any moneys recovered as a result of litigation or however will be retained by the parties, pro-rated to their expenditures.

      c. Neither party will be liable to the other party if unable or unwilling to continue this ElectroMagnetion(TM)-AquaFuel(TM) License because of such infringement of third-party rights, and in that event TTL will cease commercializing Licensed Products, Licensed Services, and Licensed Systems, and TTL will relinquish its rights hereunder in that event, and thereby terminate its Royalty and attendant obligations to ElectroMagnetion(TM) Owners.

      d. In the event that the activities of any third party are asserted (or other-wise appear) to infringe an intellectual property right licensed to TTL hereunder, the parties will cooperate in attempting to ascertain and to abate such infringement. So long as TTL's license hereunder is exclusive to the extent set forth above, TTL will have a prior right, but not an obligation, to abate such infringement, whether by litigation or otherwise, subject to paying all the costs of doing so other than such costs or expenses as ElectroMagnetion(TM) Owners may voluntarily pay incidental thereto or to participation therein. Any moneys recovered from a third-party infringer will be retained by the parties, pro-rated to their expenditures after determining what portion of moneys recovered are due ElectroMagnetion(TM) Owners as part of their Running Royalty.

      e. If third-party infringement is not abated, TTL may elect to continue as a non-exclusive licensee under this ElectroMagnetion(TM)- AquaFuel(TM) License as its sole remedy, or alternatively TTL may discontinue its license and cease royalty payments as its sole remedy.

10. Assurances

      a. ElectroMagnetion(TM) Owners assures TTL of its origination of the inventions and ElectroMagnetion(TM) Owners guarantee TTL of ElectroMagnetion(TM) Owner's invention priority.

      b. ElectroMagnetion(TM) Owners warrants ownership of the Licensed Products and Licensed Services, in the specific sense that

For TTL:  LM                               ElectroMagnetion(TM) Owners: Initials
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                              Page 10 of 15 Pages

      ElectroMagnetion(TM) Owners have no reason to believe that any third party has any right to prevent either ElectroMagnetion(TM) Owners or TTL from practicing any Licensed Invention, or from using any Licensed Trademark, as provided in this ElectroMagnetion(TM)-AquaFuel(TM) License, and ElectroMagnetion(TM) Owners warrant in good faith such practice or usage as non-infringing of third-party rights.

      c. ElectroMagnetion(TM) Owners will have no liability whatever to ML for TTL's actions or inactions under this ElectroMagnetion(TM)- AquaFuel(TM) License, and TTL will save ElectroMagnetion(TM) Owners harmless against any liability to third parties whether based upon agency, contract, negligence, product liability, or other basis-for any claim based on action or inaction of TTL relating to Licensed Products, Services, or Systems.

11. Product Marking

      a. TTL will mark on Licensed Products (or containers) each patent number applicable thereto upon being advised thereof by ElectroMagnetion(TM) Owners. During the patent application period, TTL shall mark on Licensed Products "patent pending."

      b. TTL will display a Licensed Trademark (if elected) on all Licensed Product and in advertising copy, brochures, and publications by or for TTL about Licensed Product. TTL will not use any Licensed Trademark in or as a trade name (i) if not elected by either party, or (ii) if elected, after TTL discontinues (or other termination of) TTL's license under this ElectroMagnetion(TM)-AquaFuel(TM) License.

      c. TTL will not make any material change in materials, production methods, or otherwise that might affect the nature or quality of any the ElectroMagnetion(TM) Technology products or services, without approval of ElectroMagnetion(TM) Owners.

      d. If TTL elects to use one or more Licensed Trademark(s), TTL will display one thereof on each container of Licensed Product made by or for it, and in all Licensed Product advertising copy, product brochures, press releases, and publications by or for TTL about Licensed Product plus the generic name of the goods, together with occasional notice that such Trademark is the property of ElectroMagnetion(TM) Owners.

12. Termination

For TTL:  LM                               ElectroMagnetion(TM) Owners: Initials
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                              Page 11 of 15 Pages

      a. Anytime during the last calendar quarter of the Initial or any Period, TTL may notify ElectroMagnetion(TM) Owners of TTL's election to continue the ElectroMagnetion(TM)-AquaFuel(TM) License for a Period, to begin at the end of the then current Period; or, by failing to do so, TTL will terminate its rights under this EIectroMagnetion(TM)-AquaFuel(TM) License, whereupon TTL will be obligated to discontinue its participation in licensed activities by the end of the existing Period, except as the parties otherwise agree in a separate signed written ElectroMagnetion(TM)-AquaFuel(TM) License.

      b. Upon termination, TTL will refrain from exercising thereafter any right it had by license hereunder, such as practicing the invention of any previously Licensed Patent, or using a Licensed Trademark or confusingly similar expression.

      c. Whenever TTL is not in good standing hereunder, ElectroMagnetion(TM) Owners may render TTL's license wholly non-exclusive, or if it is already non-exclusive for a prior breach or default ElectroMagnetion(TM) Owners may terminate TTL's rights hereunder, in the absence of specific curative provisions for TTL's breach or default, or if TTL has had an opportunity to comply such a curative provisions and failed or refused to do so.

      d. If either party becomes, or would become, disabled-as by the other party's choosing, or being subjected to, an act or a procedure for relief of debtors from enforcing compliance with a given executory obligation of the other party hereunder (e.g., compliance with standards, action with regard to infringers, offer of Improvements) the thus disabled party may deem this ElectroMagnetion(TM)- AquaFuel(TM) License and the license and other rights under this ElectroMagnetion(TM)-AquaFuel(TM) License terminated.

      e. No inaction or overlooking by ElectroMagnetion(TM) Owners of any condition or provision of this ElectroMagnetion(TM)-AquaFuel(TM) License or of any breach or default thereof by TTL shall be deemed to imply or to constitute a future waiver of any similar breach or default of the same or other condition/provision.

      f. The ElectroMagnetion(TM) Owners are currently engaged in effecting patent(s) relating to the ElectroMagnetion(TM) Technology. Should the ElectroMagnetion(TM) Owners not be successful in acquiring patent(s) relating to the ElectroMagnetion(TM) Technology within a reasonable period of time, this ElectroMagnetion(TM)-AquaFuel(TM) License shall terminate. For the purposes of this item 12f, "reasonable period of time" shall mean that ElectroMagnetion(TM)

For TTL:  LM                               ElectroMagnetion(TM) Owners: Initials
         ----                                                           -------


                              Page 12 of 15 Pages

      Owners shall continually take all steps and perform all work necessary to effect the final ElectroMagnetion(TM) Patent and shall report in writing such progress to TTL on a quarterly basis beginning with the calendar quarter on the aforesaid effective date of this agreement. Failure by ElectroMagnetion(TM) Owners to pursue an ElectroMagnetion(TM) patent on a reasonable basis shall be grounds for default of this agreement.

13. Notices

      a.    If to ElectroMagnetion(TM) Owners

            Lawrence Perovetz
            1950 East Adams Drive
            Maitland, Florida 32751

            Ruggero Santilli
            90 East Winds Court
            Tarpon Springs, Fl 34683

      b.    If to TTL

           Toups Technology Licensing, Inc.
           7887 Bryan Dairy Road
           Largo, Florida 33777

14. Miscellaneous

      a. If any one or more provision(s) or effect(s) of this ElectroMagnetion(TM)-AquaFuel(TM) License should prove to be invalid or unenforceable, and the ElectroMagnetion(TM)-AquaFuel(TM) License be otherwise valid and enforceable, the invalid or unenforceable provision or portion thereof will be severed, and the remainder of the ElectroMagnetion(TM)-AquaFuel(TM) License be and remain valid and enforceable to the fullest extent permitted by applicable law.

      b. This ElectroMagnetion(TM)-AquaFueI(TM) License is made for the benefit of the parties, their heirs, successors or any other person or legal entity named in any provision hereof, and not made to give any unnamed person or legal entity any right of action whatever.

      c. Each statement made in this ElectroMagnetion(TM)-AquaFuel(TM) License is deemed material, and each party is entitled to rely, and deemed to have relied, upon the truth and correctness thereof in entering into this ElectroMagnetion(TM)-AquaFuel(TM) License.

For TTL:  LM                               ElectroMagnetion(TM) Owners: Initials
         ----                                                           -------


                              Page 13 of 15 Pages

      d. Each party acknowledges that he has received advice of independent counsel of choice as to the inducements, provisions, and terms of this ElectroMagnetion(TM)-AquaFuel(TM) License, and their effect, whereupon entering into this ElectroMagnetion(TM)-AquaFuel(TM) License is each party's free and independent act.

      e. This ElectroMagnetion(TM)-AquaFuel(TM) License is to be governed by Federal law to whatever extent a proprietary right granted by the United States is involved, and otherwise by Florida law, except as activities of a party in any other State render that other State's law applicable.

      f. In the event that any action or proceeding is brought to enforce any of the terms and conditions of this ElectroMagnetion(TM)- AquaFuel(TM) License, then the party in whose favor relief is granted and/or judgment is entered shall be entitled to have and recover from the other party or parties all costs, prejudgement interest, and reasonable attorney's fees incurred in connection with the enforcement action.

      g. Notice to be given under this ElectroMagnetion(TM)-AquaFuel(TM) License will be in writing and be addressed to the other party at the address of such party hereinabove, unless such address has been superseded by like notice, whereupon the latest noticed address thereof is to be used. Notice will be effective when delivered to the addressee, or-if not a change of address-when sent by Express or Registered Mail so addressed.

      h. This ElectroMagnetion(TM)-AquaFuel(TM) License sets forth the entire intent and understanding of the parties with regard to the subject matter hereof, and merges any prior negotiations or ElectroMagnetion(TM)-AquaFuel(TM) Licenses by the parties as to such subject matter, and no addition, deletion, or other modification of the wording hereof may be made except in writing subsequent hereto and signed by the party or parties to be bound thereby.

      i. The parties hereon acknowledge that TTL enters this agreement as the world-wide, exclusive sub-licensee of the AquaFuel(TM) technology and that as such, this agreement is not binding on any other party including the AquaFuel(TM) Partnership nor any principal thereof. The ElectroMagnetion(TM) Owners therefore acknowledge that the AquaFuel(TM) Partnership is not bound by the terms of this agreement and further agree to hold the AquaFuel(TM) Partnership harmless for all matters pertaining to this agreement.

For TTL:  LM                               ElectroMagnetion(TM) Owners: Initials
         ----                                                           -------


                              Page 14 of 15 Pages

      IN WITNESS WHEREOF the parties have caused this ElectroMagnetion(TM)-AquaFuel(TM) License to be signed, sealed, and attested by persons duly authorized so to do, as of the date first stated hereinabove.

For ElectroMagnetion(TM) Owners


/s/ Lawrence Perovetz                       /s/ Ruggero Maria Santilli
-------------------------------             ------------------------------------
Lawrence Perovetz 50% owner                 Ruggero Maria Santilli 50% owner

For TTL


/s/ Leon H. Toups                           Attest: /s/ Mark Clancy
-------------------------------                    -----------------------------
Leon H. Toups, President                           Mark Clancy, Vice President

For TTL:  LM                               ElectroMagnetion(TM) Owners: Initials
         ----                                                           -------


                              Page 15 of 15 Pages